B/E AEROSPACE RAISES EARNINGS GUIDANCE FOR 2006 AND
ACCELERATES RECOGNITION OF DEFERRED TAX ASSET AS A RESULT OF
IMPROVING FINANCIAL PERFORMANCE AND OUTLOOK

        WELLINGTON, Fla. — November 28, 2005 — B/E Aerospace, Inc. (Nasdaq:BEAV) today confirmed its 2005 guidance that revenue will be in excess of $800 million and operating earnings growth will be approximately 45% over 2004 results. The Company also raised its 2006 earnings guidance and specified that underlying its existing 2006 guidance is operating earnings growth of approximately 40% over 2005 expected results. Revised earnings per share guidance for both periods is discussed below.

        As a result of the Company’s improving financial performance and outlook, as well as the reduction in interest expense of approximately $20 million associated with the planned redemption of the Company’s outstanding 8% Senior Subordinated Notes due 2008 with the proceeds of its common stock offering announced today, the Company expects to accelerate the recognition of its domestic deferred tax asset. The Company will recognize a domestic deferred tax asset in the fourth quarter of 2005, resulting in a tax benefit of approximately $0.85 per share. In addition, as a result of an expected increase in profitability in its international operations, the Company anticipates that it will recognize its foreign deferred tax asset in 2006, which would result in an additional tax benefit of approximately $0.30 per share in 2006. As a result of the recognition of these deferred tax assets, the Company’s expected 2006 tax rate will increase from approximately 9% to approximately 30%, exclusive of the tax benefits referred to above. However, the Company anticipates that the increase in the accrual for taxes in 2006 will be offset by the foreign tax benefit referred to above. Cash taxes are expected to be approximately $4 million per year through 2007 as a result of the use of net operating loss carry-forwards for tax purposes.

        The Company increased its 2005 earnings per share guidance from $0.50 to $1.35 due to the one-time recognition of the domestic deferred tax asset as discussed above. The Company increased its 2006 earnings per share guidance from $1.10 to $1.12 due to the common stock offering and associated debt redemption, its anticipated one-time recognition of its foreign deferred tax asset and an improving business outlook.

        The following table outlines the Company’s revised financial guidance for 2005 and 2006:

	2005E Guidance		2006E Guidance
(dollars in millions, except per share data)
	Prior	Adjusted[1]	Prior	Revised[2]	Pro Forma[3]
Sales	>$800	>$800	~$1,000	~$1,000	~$1,000
EBITDA[4]	--	~$123	--	~$160	~$160
Operating earnings growth	~45%	~45%	--	~40%	~40%
Earnings per share – diluted	$0.50	$1.35	$1.10	$1.11	$1.12
(GAAP)

The Company expects to use a 30% effective tax rate in 2006, offset by the tax benefits described above. If the Company were to report earnings per share at a 30% rate for both 2005 and 2006, exclusive of any tax benefits, its estimated 2005 and 2006 earnings per share would be approximately $0.39 and $0.81, respectively, based on an assumed weighted average of 61.4 million and 77.2 million shares of common stock outstanding, respectively.

Notes:

1	Adjusted for tax benefit associated with the recognition of a domestic deferred tax asset. Earnings per share is based on an assumed weighted average of 61.4 million shares of common stock outstanding during 2005.

2	Revised upward based on the Company’s improving financial performance and outlook. Earnings per share is based on an assumed weighted average of 63.2 million shares of common stock outstanding in 2006.

3	Pro forma for the revised guidance, the modest accretion from the proposed common stock offering and subsequent redemption of debt and the expected higher tax rate in 2006, offset by the anticipated recognition of the foreign deferred tax asset. Earnings per share is based on an assumed weighted average of 77.2 million shares of common stock outstanding in 2006.

4	EBITDA is defined as net earnings adjusted to add back net interest expense, income taxes and depreciation and amortization. The Company expects net interest expense for 2005 and 2006 to be approximately $60.0 million and $40.0 million, respectively, an income tax benefit of approximately $50.0 million in 2005, income tax expense of approximately $3.0 million in 2006 and depreciation and amortization for 2005 and 2006 to be approximately $30.0 million in each year.

The Company uses EBITDA to, among other things, evaluate its operating performance, to value prospective acquisitions and as one of several components of incentive compensation targets for certain management personnel. This measure is among the primary indicators used by the Company’s management as a basis of its planning and forecasting of future periods. The Company believes this measure is an important indicator of its operational strength and the performance of its business because it provides a link between profitability and operating cash flow. The Company believes the presentation of its expected EBITDA for 2005 and 2006 is relevant and useful because it shows its expected performance in a manner similar to the manner that the Company’s management views its expected performance, helps improve the ability to understand its expected operating performance and makes it easier to compare its expected results with other companies that have different financing and capital structures or tax rates. In addition, the Company believes this measure is among the primary measures used externally by its investors, analysts and industry peers for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. In addition, the Company also believes the presentation of its expected EBITDA for 2005 and 2006 is relevant and useful in light of the impact the anticipated reduction in its interest expense as a result of the redemption of its 8% Senior Subordinated Notes due 2008, described above, and the changes in its valuation allowance, expected tax benefits and expected tax rate during 2005 and 2006.

EBITDA should not be viewed as a substitute for or superior to net earnings, cash flow from operations or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. EBITDA is not determined using GAAP. Therefore, it is not necessarily comparable to similarly titled measures provided by other companies.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties. B/E’s actual experience may differ materially from that anticipated in such statements. Factors that might cause such a difference include those discussed in B/E’s filings with the Securities and Exchange Commission, including but not limited to its most recent proxy statement, Form 10-K and Form 10-Q. For more information, see the section entitled “Forward-Looking Statements” contained in B/E’s Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws, B/E does not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

About B/E Aerospace, Inc.

B/E Aerospace, Inc. is the world’s leading manufacturer of aircraft cabin interior products, and a leading aftermarket distributor of aerospace fasteners. B/E designs, develops and manufactures a broad range of products for both commercial aircraft and business jets. B/E manufactured products include seating, lighting, oxygen, and food and beverage preparation and storage equipment. The company also provides cabin interior design, reconfiguration and passenger-to-freighter conversion services. Products for the existing aircraft fleet — the aftermarket — generate about 60 percent of sales. B/E sells its products through its own global direct sales organization.